AMENDMENT NO. 1
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of June 2, 2009, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Aim Advisors, Inc. (the “Adviser”), on behalf of AIM Counselor Series Trust, and each of Invesco Trimark Ltd., formerly AIM Funds Management Inc., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Global Asset Management (N.A.), Inc., Invesco Hong Kong Limited, Invesco Institutional (N.A.), Inc., and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
WITNESSETH:
     WHEREAS, the parties desire to amend the Contract to add a fund — AIM Core Plus Bond Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
AIM Core Plus Bond Fund
AIM Floating Rate Fund
AIM Multi-Sector Fund
AIM Select Real Estate Income Fund
AIM Structured Core Fund
AIM Structured Growth Fund
AIM Structured Value Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO AIM ADVISORS, INC.

Advisor

By:	/s/ John M. Zerr

Name:	John M. Zerr
Title:	Senior Vice President

INVESCO TRIMARK LTD.

Sub-Advisor

By:	/s/ Eric J. Adelson

Name:	Eric J. Adelson
Title:	Senior Vice President, Legal and Secretary

By:	/s/ Wayne Bolton

Name:	Wayne Bolton
Title:	Vice President, Compliance & Chief Compliance Officer

INVESCO ASSET MANAGEMENT
DEUTSCHLAND GMBH

Sub-Advisor

By:	/s/ Karl Georg Bayer

Name:	Karl Georg Bayer
Title:	Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Advisor

By:	/s/ Graeme Proudfoot

Name:	Graeme Proudfoot
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Advisor

By:	/s/ Masakazu Hasegawa

Name:	Masakazu Hasegawa
Title:	Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Advisor

By:	/s/ Mark Yesberg

Name:	Mark Yesberg
Title:	Head of Product & Management

By:	/s/ Ian Coltman

Name:	Ian Coltman
Title:	Head of Legal

INVESCO GLOBAL ASSET MANAGEMENT (N.A.), INC.

Sub-Advisor

By:	/s/ Kirk F. Holland

Name:	Kirk F. Holland
Title:	President & CEO

INVESCO HONG KONG LIMITED

Sub-Advisor

By:	/s/ Anna Tong /s/ Gracie Liu

Name:	Anna Tong, Gracie Liu
Title:	Director, Director

INVESCO INSTITUTIONAL (N.A.), INC.

Sub-Advisor

By:	/s/ Jeffrey H. Kupor

Name:	Jeffrey H. Kupor
Title:	Secretary and General Counsel

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Advisor

By:	/s/ Jeffrey H. Kupor

Name:	Jeffrey H. Kupor
Title:	Secretary and General Counsel